Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of RCN Corporation on Form S-3 and the related Prospectus, of our report dated March 18, 1999 on our audits of the consolidated financial statements of RCN Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996. We also consent to the reference of our Firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 16, 1999